UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 25, 2014

Così, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50052	06-1393745
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1751 Lake Cook Road, Suite 600; Deerfield, Illinois		60015
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 597-8800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On July 25, 2014, the Company issued a press release announcing that, as previously reported, Scott Carlock, the Company’s newly appointed Chief Financial Officer effective July 28, 2014, will be granted 100,000 shares of unregistered restricted stock as a material inducement to accept the Company’s offer of employment and as long-term incentive compensation.  Additionally, in the same press release, the Company announced that Joyce Lee, the Company’s newly appointed V. P. – Marketing, effective August 4, 2014, will be granted 40,000 unregistered shares of restricted stock, and Tania DiSciullo, the Company’s newly appointed Controller, effective August 14, 2014, will be granted 5,000 unregistered shares of restricted stock, each as a material inducement to accept the Company’s offer of employment and as long-term incentive compensation.

These shares will be unregistered and subject to the terms of a Restricted Stock Agreement.

The Company clarified that the shares granted to Mr. Carlock will not be issued under the Cosi, Inc. 2005 Omnibus Long-Term Incentive Plan.

A copy of the Company’s press release announcing the above is attached hereto as Exhibit 99.1.

Item 9.01 (d).	Exhibits.

Exhibit No.	Description	Paper (P) or Electronic (E)

99.1	Press Release, dated July 25, 2014	E

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cosi, Inc.

Date: July 25, 2014	/s/ Vicki Baue
Name: Vicki Baue
Title: V. P. & General Counsel

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)

99.1	Press Release, dated July 25, 2014	E